Exhibit 10.2

FORM OF DEL MONTE FOODS COMPANY

2002 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Del Monte Foods Company (the “Company”) hereby grants you, [Participant Name] (the “Participant”), a non-qualified stock option under the Del Monte Foods Company 2002 Stock Incentive Plan, as amended and restated effective July 28, 2009 (the “Plan”), to purchase shares of common stock of the Company (“Shares”). The date of this Agreement is [Grant Date] (the “Grant Date”). The latest date this option will expire is the ten (10) year anniversary of the Grant Date (the “Expiration Date”). However, as provided in Appendix A (attached hereto), this option may expire earlier than the Expiration Date. Subject to the provisions of Appendix A and of the Plan, the principal features of this option are as follows:

Maximum Number of Shares Purchasable with this Option:	[# Shares]

Purchase Price per Share:	[Grant Price]

Scheduled Vesting Dates: One year from the Grant Date, 25% of the shares will vest. Thereafter, 25% will vest on the second anniversary of the Grant Date, 25% will vest on the third anniversary of the Grant Date, and 25% will vest on the fourth anniversary of the Grant Date.

Event Triggering Termination of Option:	Maximum Time to Exercise After Triggering Event:*

Termination of Employment for Cause	None
Termination of Employment without Cause; Termination of Employment other than for Retirement or Disability	Three (3) months as to vested portion; None as to unvested portion
Termination of Employment due to Retirement	Expiration Date as to vested portion; None as to unvested portion
Termination of Employment due to Disability or death	Expiration Date
Death within 3 months after Termination of Employment without Cause	Expiration Date or 1 year from date of death, whichever is sooner, as to vested portion; None as to unvested portion

*	However, in no event may this option be exercised after the Expiration Date.

By your signature below, or by electronic acceptance or authentication in a form authorized by the Company, you indicate your agreement and understanding that this option is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and termination of this option is contained in Paragraphs 4 and 5 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

DEL MONTE FOODS COMPANY		PARTICIPANT

By:
Title:	Executive Vice President and Chief Human Resources Officer	EMPLOYEE NAME

APPENDIX A

TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTION

1. Grant of Option. The Company hereby grants to the Participant under the Plan, as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, a non-qualified stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of [# Shares] Shares. This option is not intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Exercise Price. The purchase price per Share for this option (the “Exercise Price”) shall be [Grant Price].

3. Number of Shares. The number of Shares specified in Paragraph 1 above, and/or the Exercise Price specified in Paragraph 2 above, are subject to adjustment by the Compensation Committee of the Board of Directors of the Company (the “Committee”) (subject to any required stockholder approval) in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend on Shares, or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, or change in the capitalization of the Company. Further, the Committee in its discretion will determine whether the option granted pursuant to this Agreement will, in the context of a Change of Control or any other transaction, be converted into a comparable option of a successor entity or redeemed for payment in cash or kind or both.

4. Vesting Schedule. Subject to earlier termination as described in Paragraph 5 below and as provided in Section 6(c) of Plan, the option granted under this Agreement is scheduled to vest as to the number of Shares and on the dates shown on the first page of this Agreement. Notwithstanding the foregoing, the option will vest immediately as to one hundred percent (100%) of the Shares upon the occurrence of a Change of Control. The Committee in its discretion will determine whether the option will vest immediately in the event of other transactions including, without limitation, a liquidation or dissolution of the Company; provided that the option in no case will be exercisable after the Expiration Date.

5. Termination of Option. In the event of termination of employment of the Participant with the Company for Cause, this option will expire and be cancelled upon such termination. In the event of termination of employment without Cause, or in the event that the Participant resigns for a reason other than Disability or Retirement, this option will remain exercisable to the extent vested as of the date of termination until the expiration of three (3) months after such termination, on which date it will expire; to the extent not vested as of the date of termination, this option will expire at the close of business on the date of termination. In the event of termination of employment as a result of Retirement, this option will remain exercisable to the extent vested as of the date of termination until the Expiration Date; to the extent not vested as of the date of termination, this option will expire at the close of business on the date of termination. In the event of termination of employment on account of Disability or death of the Participant, this option will remain exercisable with respect to all Shares, whether or not vested as to such Shares as of the date of termination, until the Expiration Date. In the event that the Participant dies within three (3) months following involuntary termination without Cause, this option will remain exercisable to the extent vested as of the date of termination until the Expiration Date or, if sooner, one year from the Participant’s death; to the extent not vested as of the date of termination, this option will expire at the close of business on the date of termination.

6. Persons Eligible to Exercise Option. This option shall be exercisable during the Participant’s lifetime by the Participant or, to the extent lawful, by a broker-dealer acting on behalf of the Participant under the terms set forth in the Plan, or by a transferee to whom the option or the right to exercise the option has been transferred pursuant to Paragraph 7 or Paragraph 13 below.

7. Death of Participant. The Committee, in its discretion, may permit the Participant to designate a beneficiary or beneficiaries to whom any vested but unexercised portion of this option shall be transferred. In the absence of such designation, such vested but unexercised portion will be transferred to the Participant’s estate. No such transfer of the option, or the right to exercise any option, will be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee deems necessary to establish the validity of such transfer or right to exercise, and an agreement by the transferee, administrator, or executor (as applicable) to comply with all the terms of this Agreement that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with this grant.

8. Exercise of Option. This option may be exercised by the person then entitled to do so as to any vested portion by giving written notice of exercise to the Company, specifying the number of full Shares with respect to which the option is being exercised and the effective date of the proposed exercise; accompanied by full payment of the Exercise Price in a method provided in Section 6(c) of the Plan (and, if required by the Company, an amount sufficient to satisfy any withholding tax requirements under federal, state, or local law as determined by the Company). Satisfactory assurances must be given in writing, if requested by the Company, signed by the person exercising the option, that the Shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof. No partial exercise of this option may be for less than ten (10) Share lots or multiples thereof.

9. Deferral of Effectiveness of Exercise. The Company may, in its discretion, defer the effectiveness of any exercise of this option in order to allow the issuance of Shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. In the case of such deferral, the Participant shall have such rights with respect to this option as are set forth in the Plan. Notwithstanding the foregoing, the Company is under no obligation to effect the registration pursuant to federal or state securities laws of any Shares to be issued pursuant to this option.

10. No Rights of Stockholder. Neither the Participant (nor any beneficiary or transferee) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable pursuant to the exercise of this option, unless and until the date of the issuance of a stock certificate with respect to such Shares. Except as expressly provided in Paragraph 3 above or in Section 10 of the Plan, no adjustment to this option shall be made for dividends or other rights for which the record date occurs prior to the date such certificates representing such Shares are issued.

11. No Effect on Employment. The Participant’s employment with the Company is on an at-will basis only. Accordingly, subject to any written, express employment contract with the Participant, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any reason whatsoever, with or without Cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company.

12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Treasury Department, at One Market @ the Landmark, San Francisco, CA 94105, or at such other address as the Company may hereafter designate in writing.

13. Transferability. Except as provided in Paragraph 7, this option only may be transferred or assigned to a member or members of the Participant’s “immediate family,” as such term is defined in

Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended, or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family, provided that the instrument of transfer is approved by the Company’s Employee Benefits Committee. If the option is so transferred, it is not again transferable other than by will or by the laws of descent and distribution, and following any such transfer, the option will remain subject to substantially the same terms as were applicable while held by the Participant, unless the Committee determines otherwise.

14. Repayment/Forfeiture for Misconduct. Any benefits received hereunder shall be subject to repayment or forfeiture (i) as provided by Section 15 of the Plan, as may be amended from time to time or (ii) as may be required to comply with the requirements of the SEC or any securities exchange on which shares of Common Stock are traded, as may be in effect from time to time.

15. Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company. Notwithstanding any contrary provision of this Agreement, in the event that the Participant receives a hardship withdrawal from his or her pre-tax account under any tax-qualified retirement plan that contains a cash or deferred arrangement and is sponsored by the Company (the “401(k) Plan”), this option may not be exercised during the twelve (12) month period following the receipt of such withdrawal, unless the Committee determines that such exercise (or a particular manner of exercise) would not adversely affect the continued tax qualification of the 401(k) Plan.

16. Maximum Term of Option. Notwithstanding any other provision of this Agreement, this option is not exercisable after the Expiration Date.

17. Binding Agreement. Subject to the limitation on the transferability of this option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

18. Conditions to Exercise. The Exercise Price for this option must be paid in cash or its equivalent, or, in the Committee’s sole discretion, in Shares of equivalent value that (a) were previously issued to the Participant and (b) have been held by the Participant for at least six (6) months prior thereto, or by such other means as the Committee, in its discretion, permits. Exercise of this option will not be permitted until satisfactory arrangements have been made for the payment of the appropriate amount of withholding taxes (as determined by the Company).

19. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflicts of law.

21. Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

22. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

23. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

24. Definitions. For purposes of this Agreement, words and phrases bearing initial capital letters shall have the meanings assigned in the Plan.

25. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

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